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                                 EXHIBIT 10.57


                       RESTRICTED STOCK PURCHASE AGREEMENT


         This RESTRICTED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of this ______ day of _______________, 1996, at Phoenix, Arizona, between HEALTH ENHANCEMENT INTERNATIONAL, Inc., an Arizona corporation (the "Company") and MCGRAW PARTNERS (the "Purchaser").

         WHEREAS, Purchaser is willing and desires to invest in the initial capitalization of the Company;

         WHEREAS, Purchaser is a family partnership in which W. Cal McGraw ("McGraw") is a general partner, and McGraw is an officer and director of the Company and his participation in the business of the Company is considered by the Company to be important for its potential success ; and

         WHEREAS, the Company is willing to sell to the Purchaser and the Purchaser desires to purchase Common Stock of the Company according to the terms and conditions hereof.

         THEREFORE, the parties agree as follows:

1.       Sale of Stock.

         The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase from the Company an aggregate of Ten Thousand (10,000) shares of the Company's Common Stock (the "Shares"), at the price of five cents ($0.05) per share, for an aggregate purchase price of Five Hundred Dollars ($500) (the "Purchase Price").

2.       Payment of Purchase Price.

         The Purchase Price for the Shares shall be paid at the time of execution of this Agreement.

3.       Issuance of Shares.

         Upon receipt by the Company of the Purchase Price, the Company shall issue a duly executed certificate evidencing the Shares in the name of the Purchaser.

4. Repurchase Options. The Company shall have the option, but not the obligation, to repurchase the Shares as follows:

         a. Company Call Option. Commencing at any time January 1, 2000, the Company shall have the right and option (the "Call Option") to repurchase all or any portion of the Shares at a purchase price per share equal to the Fair Market Value of the Shares, as determined pursuant to Section 7 of this Agreement as of the exercise date of the Call Option. The Call Option shall be administered as described in Section 4(d) below.
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         b.    Accelerated Call Option in Certain Circumstances. Notwithstanding
Section 4(a), if McGraw's service with the Company as an officer, director or employee terminates prior to January 1, 2000, due to McGraw's resignation, death or disability, or is terminated at any time by the Company for Cause, the Company shall, upon the date of such termination, as reasonably fixed and determined by the Company (the "Termination Date"), have the right and option (the "Accelerated Call Option") to repurchase all or any portion of the Shares at a purchase price per share equal to the Fair Market Value of the Shares as of the Termination Date, as determined pursuant to Section 7 of this Agreement, provided that if the termination of McGraw's employment is for Cause, the purchase price for the Shares shall be the lower of the Purchase Price per share paid by Purchaser for such Shares or the Fair Market Value per share of such Shares as of the Termination Date. "Cause" means that McGraw shall have, in the reasonable judgment of the Board of Directors of National Health Enhancement Systems, Inc. ("NHES"), (i) committed a criminal act or an act of fraud, embezzlement, breach of trust or other act of gross misconduct, (ii) willfully violated written corporate policy or rules of the Company, or (iii) willfully or habitually refused to follow the directions given by the Board of the Company or of NHES from time to time after written notice of such refusals has been given to McGraw by the Company or NHES. The Accelerated Call Option shall be administered as described in Section 4(d) below.

         c. McGraw Put Option. Commencing at any time after January 1, 2002, McGraw shall have the right and option (the "Put Option") to require the Company to repurchase all of the Shares at a purchase price per share equal to the Fair Market Value of the Shares as of the exercise date of such Put Option, as determined pursuant to Section 7 of this Agreement. The Put Option shall be administered as described in Section 4(d) below.

         d.    The options described above shall be administered as follows:

               (i) The Company shall exercise the Call Option and Accelerated Call Option described above (each a "Company Option"), if at all, by delivering written notice of exercise to Purchaser specifying the number of Shares being repurchased and the Consummation Date (as hereafter defined). If the option is being exercised pursuant to
         Section 4(b), the exercise notice must be delivered within ninety (90) days following the Termination Date. Purchaser shall exercise the Put Option described above, if at all, by delivering written notice of exercise to the Company that Purchaser is electing to sell of its Shares to the Company and specifying the Consummation Date.

               (ii) Payment on the exercise of a Company Option or the Put Option shall be made, against delivery of the certificates evidencing the Shares with duly and properly executed assignments in blank, by an initial payment on the Consummation Date equal to one-third of the purchase price, and the balance shall be made in two equal annual installments of principal and accrued interest, one on the first anniversary of the Consummation Date and the other on the second anniversary of the Commencement Date. Interest shall commence to
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         accrue from the Consummation Date at the prime rate of interest in effect on the Consummation Date as announced in the Wall Street Journal (or a reasonable substitute selected by the Board of Directors of the Company (the "Board")), and it shall be adjusted annually thereafter to the then-existing Wall Street Journal-announced prime rate (or a reasonable substitute selected by the Board), which adjusted rate of interest shall remain in effect for the entire year then beginning (interim changes in the prime rate during the year being disregarded). If the Company's exercise of a Company Option is for less than one third (1/3) of the Shares, then the Company shall pay the entire purchase price on the Consummation Date. The "Consummation Date" for purposes of this paragraph shall be the sixtieth (60th) day following delivery of the Company's notice of exercise. The Company may, at its election, prepay amounts due under this paragraph, without premium or penalty.

               (iii) If McGraw determines in connection with the exercise of the Call Option or the Put Option that McGraw would not be able to utilize installment sale reporting for tax purposes in connection with the its sale of the Shares to the Company pursuant to the procedures set forth in Section 4(ii), then the parties agree that the purchase and sale transaction shall be restructured to divide the purchase and sale transaction into three successive sales and purchase transactions of the Shares, with three Consummation Dates, each to be on the dates that payment would have been made under Section 4(ii). The number of Shares sold in each transaction shall be one-third of the total amount that would have been sold pursuant to the exercise, and the purchase price shall be the same it would have been had the purchase and sale been completed pursuant to Section 4(ii), provided that for the second and third transactions, the price shall be increased by the amount of interest that would have been paid pursuant to Section 4(ii) as it relates to the Shares being purchased at the particular Consummation Date. In addition, McGraw will deliver to NHES or its designee, at the initial Consummation Date, McGraw's irrevocable and general proxy to vote all of the Shares to be sold at the second and third Consummation Dates.

5.       Restriction on Transfer.

         Except for a transfer of the Shares to the Company or its assignees as contemplated by this Agreement or after compliance with Section 6 hereof, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way.

6.       Right of First Refusal.

         a. In the event, at any time following the date of this Agreement, the Purchaser or its transferee desires (or is required) to sell or transfer in any manner the Shares, it shall first offer such Shares for sale to the Company at the same price, and upon the same terms (or terms as similar as reasonably possible) upon which it is proposing or is to dispose of such Shares. If the


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transfer does not involve a price freely set by the Purchaser, the price shall be the Fair Market Value of the Shares. Such right of first refusal shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice (the "Offering Notice") by the Purchaser of the proposed transferee and the terms and conditions of said proposed sale or transfer, or thirty (30) days following establishment of Fair Market Value pursuant to Section 7. In the event the Company does not exercise its right of first refusal and the Shares are not disposed of to such proposed transferee in strict accordance with the Offering Notice within thirty (30) days following lapse of the period of the right of first refusal provided to the Company, the Shares shall once again be subject to the right of first refusal herein provided.

         b. In the event, at any time following the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including a transfer pursuant to dissolution of marriage) of all or a portion of the Shares, the Company shall have the right and option to purchase all of the Shares transferred for a purchase price equal to the Fair Market Value of the Shares. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following the establishment of Fair Market Value pursuant to Section 7.

         c. All transferees of Shares or any interest therein shall be required as a condition of such transfer to agree in writing, in a form satisfactory to the Company, that they will receive and hold such Shares or interests subject to the provisions of this Agreement, including the Company's options under Section 4 and the right of first refusal in this Section 6. Any attempted sale or transfer of the Shares shall be void unless the provisions of this Agreement are met.

         d. The options granted the Company pursuant to Section 4 and the right of first refusal granted the Company by this Section 6 shall terminate at such time as a public market exists for the Company's Common Stock (or any other stock issued in exchange for the Shares purchased under this Agreement). Upon termination of the right of first refusal and at the Purchaser's request the Company shall issue a new certificate representing the Shares without a legend referring to such refusal right. For the purpose of this Agreement, a "public market" shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934) or (ii) such stock is traded on the over-the-counter market and prices are published daily on business days in a recognized financial journal.

7.       Definition of Fair Market Value.

         The "Fair Market Value" of the Shares shall be the single value negotiated by and agreeable to the Company and Purchaser. If the Fair Market Value is not mutually agreed upon within fifteen (15) days after the expiration date for the option under which any of the Shares, or interest therein, is to be purchased, or within 30 days after the Company's notice of option exercise pursuant to Section 4(a), the Fair Market Value shall be determined by arbitration as set forth below. The arbitration will be held in Phoenix, Arizona, and for this purpose each party


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hereby expressly consents to such arbitration in such place. In the event the parties cannot mutually agree upon an arbitrator to settle their dispute or controversy, each party shall then select one arbitrator, who shall be experienced in valuing businesses similar to the Company and who shall be independent from and have no prior relationships with either of the parties or their affiliates. If the number of arbitrators is an even number, the arbitrators so selected shall select an additional arbitrator. The arithmetic average of the estimates of the two (2) arbitrators whose estimates are closest in value shall be binding upon the parties hereto for all purposes, and judgment to enforce any such binding decision may be entered in Superior Court, Maricopa County, Arizona and Fulton County, Georgia (and for this purpose each party hereby expressly and irrevocably consents to the jurisdiction of said courts). If any party fails to select an arbitrator within fifteen (15) days after written demand from another other party to do so, or if the arbitrators selected fail to select an additional arbitrator within fifteen (15) days after the last of such selected arbitrators is appointed, then such other arbitrator or arbitrators shall be selected pursuant to the then existing rules and regulations of the American Arbitration Association governing commercial transactions. In all other respects, the arbitrators shall conduct all proceedings pursuant to the Uniform Arbitration Act as adopted in the State of Arizona and the then existing rules and regulations of the American Arbitration Association governing commercial transactions to the extent such rules and regulations are not inconsistent with such Act or this Agreement.

8.       Investment Representations.

         In connection with the purchase of the Shares, the Purchaser represents and warrants to the Company the following:

         a. The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities.

         b. The Purchaser is purchasing these securities for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 and applicable state securities laws (collectively, the "Securities Act"). The Purchaser further acknowledges and understands that the securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein.

         c. The Purchaser acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. The Purchaser understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of


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counsel for the Company.

         d. The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission, promulgated under the Securities Act, which permits limited public resale of Securities acquired in a non-public offering subject to the satisfaction of certain conditions and that such conditions are not currently satisfied with respect to the Company and the Shares and there can be no assurance (and the Company undertakes no obligation to ensure) that such conditions will ever be met.

         e. The Purchaser further acknowledges that in the event all of the requirements of Rule 144 are not met, compliance with another registration exemption will be required; and that although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

9.       Legends.

         The share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legends:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

10.      Adjustment for Stock Split.

         All references to the number and purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement. This provision does not grant Purchaser any preemptive or other rights to acquire additional shares of the Company.


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11.      General Provisions.

         a. This Agreement shall be governed by the laws of the State of Arizona. This Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by the Purchaser and may only be modified or amended in writing signed by both parties.

         b. Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, first class with postage prepaid, and addressed to the parties at the addresses set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

         c. The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

         d. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

         e. The Purchaser agrees to execute, upon request of the Company, any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.


         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth above.


HEALTH ENHANCEMENT                          MCGRAW PARTNERS
INTERNATIONAL, INC.


By: /s/ Gregory J. Petras                   By: /s/ W. Cal McGraw
    ---------------------------                 ------------------------
                                                W. Cal McGraw
Title: President                      Its:  Authorized General Partner


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3200 North Central Avenue                   ________________________________
17th Floor                                  ________________________________
Phoenix, Arizona 85012                      ________________________________